Exhibit 21.1

                            Subsidiaries of GSV, Inc.

        Name                                    Jurisdiction of Organization
        ----                                    ----------------------------
        Cybershop, L.L.C.                       New Jersey
        Cybershop Holding Corp.                 New Jersey